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                                                                    Exhibit 4.9

              FIRST AMENDMENT TO CREDIT AND INTERCREDITOR AGREEMENT
              -----------------------------------------------------


         THIS FIRST AMENDMENT TO CREDIT AND INTERCREDITOR AGREEMENT, dated January 5, 1996 (this "Amendment"), among CASTING TECHNOLOGY COMPANY, an Indiana general partnership (the "Company"), NBD BANK, a Michigan banking corporation ("NBD"), and THE ASAHI BANK, LTD., a Japanese banking corporation acting through its Chicago Branch ("Asahi") (NBD and Asahi, collectively, the "Banks" and individually, a "Bank"), and NBD BANK (in such capacity, the "Agent").

                                    RECITALS
                                    --------

          A. The parties hereto have entered into a Credit and Intercreditor Agreement dated July 28, 1995 (as amended, the "Credit Agreement"), which is in full force and effect.

          B. The Company desires to amend the Credit Agreement as herein provided, and the Banks and the Agent are willing to so amend the Credit Agreement on the terms set forth herein.

                                    AGREEMENT
                                    ---------

         Based upon these recitals, the parties agree as follows:

          A. AMENDMENT. Exhibits B and C of the Credit Agreement shall be replaced by Exhibits B and C attached hereto.

          2. REFERENCES TO CREDIT AGREEMENT. From and after the effective date of this Amendment, references to the Credit Agreement in the Credit Agreement and all other documents issued under or with respect thereto (as each of the foregoing is amended hereby or pursuant hereto) shall be deemed to be references to the Credit Agreement as amended hereby.

          3. REPRESENTATIONS AND WARRANTIES. The Company represents and warrants to the Banks and the Agent that:

          (a) (i) The execution, delivery and performance of this Amendment and all agreements and documents delivered pursuant hereto by the Company have been duly authorized by all necessary action and do not and will not violate any provision of


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any law, rule, regulation, order, judgment, injunction, or award presently in effect applying to it, or of its charter, or result in a breach of or constitute a default under any material agreement, lease or instrument to which the Company is a party or by which it or its properties may be bound or affected; (ii) no authorization, consent, approval, license, exemption or filing of a registration with any court or governmental department, agency or instrumentality is or will be necessary to the valid execution, delivery or performance by the Company of this Amendment and all agreements and documents delivered pursuant hereto; and
(iii) this Amendment and all agreements and documents delivered pursuant hereto by the Company are the legal, valid and binding obligations of the Company, enforceable against it in accordance with the terms thereof.

          (b) After giving effect to the amendments contained herein, the representations and warranties contained in Article IV (other than Section 4.6) of the Credit Agreement are true and correct on and as of the effective date hereof with the same force and effect as if made on and as of such effective date.

          (c) No Event of Default has occurred and is continuing or will exist under the Credit Agreement as of the effective date hereof.

          4. MISCELLANEOUS. The terms used but not defined herein shall have the respective meanings ascribed thereto in the Credit Agreement. Except as expressly amended hereby, the Credit Agreement and all other documents issued under or with respect thereto are hereby ratified and confirmed by the Banks, the Agent, and the Company and shall remain in full force and effect, and the Company hereby acknowledges that it has no defense, offset or counterclaim with respect thereto.

          5. COUNTERPARTS. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Amendment by signing any such counterpart.

         6. EXPENSES. The Company agrees to pay and save the Agent and the Banks harmless from liability for all costs and expenses of the Agent arising in respect of this Amendment, including the reasonable fees and expenses of Dickinson, Wright, Moon, Van Dusen & Freeman, counsel to the Agent, in connection with preparing and reviewing this Amendment and any related agreements and documents.

         7. GOVERNING LAW. This Amendment is a contract made under, and shall be governed by and construed in accordance with, the laws of the State of Michigan applicable to contracts made and to be performed entirely within such state and without giving effect to the choice law principles of such state.


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          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

CASTING TECHNOLOGY COMPANY              NBD BANK, individually and as Agent
By: AMCAST CASTING
      TECHNOLOGIES, INC.,
      its General Partner

By: /S/ D. D. WATTS                   By: /S/ EDWARD C. HATHAWAY
   -------------------------             ----------------------------
   Its: VICE PRESIDENT                   Its: First Vice President
       ---------------------                 ------------------------

And By: IZUMI, INC., its                THE ASAHI BANK, LTD., acting
       General Partner                   through its Chicago branch

By: /S/ SADAO TAURA                   By:  /S/ MASAHIRO KATAGIRI
   -------------------------             ----------------------------
   Its: PRESIDENT                        Its: Manager
       ---------------------                 ------------------------


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